Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 25, 2013, except as to Note 18, which is as of January 6, 2014, in Amendment No. 4 to the Registration Statement (Form S-1 No.333-191268) and related Prospectus of CHC Group Ltd. for the registration of up to 33,823,800 of its Ordinary Shares.

/s/ Ernst & Young LLP

Vancouver, Canada

January 6, 2014